UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 11, 2008

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 700 Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(e)           On December 11, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Helicos BioSciences Corporation (the “Company”) approved an employee retention program (the “Retention Program”) to retain certain key executive officers in connection with the realignment of the Company.  As part of the Retention Program, the Committee approved a Corporate Officer Severance Plan (the “Plan”) substantially in the form attached hereto as Exhibit 10.1.

Under the Plan, in the event that their employment with the Company is terminated without Cause prior to a Change in Control (as such terms are defined in the Plan), the following of the Company’s executive officers will be eligible to receive, upon the execution of a release of claims, executive level outplacement services and the following severance benefits:

Name	Severance Pay	Healthcare Continuation Benefits
J. William Efcavitch, Senior Vice President, Chief Technology Officer	6 months of Base Pay (as defined in the Plan).	6 months post termination.
Stephen P. Hall, Senior Vice President, Chief Financial Officer	4 months of Base Pay (as defined in the Plan).	4 months post termination.
Marc S. Levine, Senior Vice President, Research & Development	6 months of Base Pay (as defined in the Plan).	6 months post termination.

The above summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Corporate Officer Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Ronald A. Lowy
Date: December 17, 2008		Name: Ronald A. Lowy
Title: Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Corporate Officer Severance Plan